                                                                   EXHIBIT 2.1









                 AGREEMENT AND PLAN OF REORGANIZATION AND MERGER


                          DATED AS OF DECEMBER 12, 1997


                                      AMONG


                               STM WIRELESS, INC.,
                             A DELAWARE CORPORATION


                           TELECOM ACQUISITION CORP.,
                             A DELAWARE CORPORATION

                                       AND


                          TELECOM INTERNATIONAL, INC.,
                              A GEORGIA CORPORATION

                 AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

         THIS AGREEMENT AND PLAN OF REORGANIZATION AND MERGER (this "Agreement") is made as of December 12, 1997, among STM Wireless, Inc., a Delaware corporation ("STM"), Telecom Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of STM ("Merger Sub"), Telecom International, Inc., a Georgia corporation ("TELECOM"), and JACK F. ACKER, MICHAEL L. BALL, MACY W. SUMMERS, JAMES A. KEMP, SMITH BARNEY, INC., AS IRA CUSTODIAN FOR JAMES A. KEMP,
J. FORREST MCKINNEY, ANTHONY D. RADFORD, MARK R. RAMBERGER, SUSAN IFLAND, CURTIS WALKER, WILLIAM P. ACKER, MAUREEN SCHNETZER, JONATHAN CAVE, MICHAEL TOWNER, WILLIAM Y. O'CONNOR, DANIEL NAREY, G. HARLAN CAROTHERS and MICHELLE JANICKI, each of whom is a resident of the state indicated below their respective name (individually, a "Shareholder" and collectively, the "Shareholders").



                                R E C I T A L S:

         A. STM, Merger Sub, Telecom, and their respective Boards of Directors deem it advisable to effect a reorganization within the meaning of Sections 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Tax Code"), pursuant to which Telecom shall be merged with and into Merger Sub in accordance with the terms and provisions of this Agreement (the "Merger").

         B. As a result of the Merger the shareholders of Telecom ("Telecom Shareholders") will receive shares of Common Stock, $.001 par value, of STM (the "STM Common Stock") in exchange for the issued and outstanding shares of Common Stock of Telecom (collectively, the "Telecom Stock"), all as more fully described in and subject to the specific terms and provisions of this Agreement.

         C. This Agreement sets forth the terms and conditions to which the parties hereto have agreed and further contemplates the consummation of certain related transactions hereinafter described.

         NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants of the parties hereto, and subject to the terms and conditions set forth herein, the parties herein agree as follows:

         1. DEFINITIONS. Certain terms used in this Agreement are specifically defined herein. Unless elsewhere defined in this Agreement, these definitions are set forth or referred to in Section 14 of this Agreement.

         2. REORGANIZATION AND MERGER. Subject to the terms and conditions of this Agreement, the parties hereto agree that, following the Closing (as defined in Section 3 below), Merger Sub and Telecom shall execute and file the Certificate of Merger in substantially the form attached hereto as Exhibit A with the Georgia Secretary of State and the Delaware Secretary of State, whereupon Telecom shall be merged with and into Merger Sub and Merger Sub shall be the surviving corporation in such merger. It is intended that for federal tax purposes the Merger shall constitute a reorganization within the meaning of









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




Section 368(a)(2)(D) of the Code. The parties intend that the Merger shall be accounted for using the pooling-of-interests method.

                  2.1 SURVIVING CORPORATION. Upon the effectiveness of the Articles of Merger (hereinafter referred to as the "Effective Time of the Merger"), Telecom shall be merged with and into Merger Sub and the separate existence of Telecom shall cease. Merger Sub shall be the corporation surviving the Merger.

                  2.2 ARTICLES OF INCORPORATION AND BYLAWS OF MERGER. The Articles of Incorporation and Bylaws of Merger Sub at and immediately prior to the Effective Time of the Merger shall continue to be the Articles of Incorporation and Bylaws of Merger Sub following the Effective Time of the Merger.

                  2.3 CONVERSION OF TELECOM STOCK. All of the common stock of Telecom issued and outstanding immediately prior to the Effective Time of the Merger (the "Telecom Stock") shall, except as provided in Section 2.10 below, by virtue of the Merger and without any action on the part of any holder thereof, be converted into Four Hundred Eighty Thousand (480,000) of shares of STM Common Stock subject to reduction computed in accordance with Section 2.4 (the "STM Shares"). As soon as practicable following the date of this Agreement, STM will use its best efforts to cause to be registered under the Securities Act One Hundred Thousand (100,000) of the STM Shares (the "Registered Shares"). The remaining STM Shares shall be "restricted securities" as such term is used in Rule 144 promulgated under the Securities Act. Each Shareholder receiving STM Shares shall receive a pro rata share of Registered Shares and unregistered shares.

                  2.4 ADJUSTMENT TO CONSIDERATION. As of the Closing, the Shareholders and Telecom have agreed that Telecom will have a net book value equal to $750,000 (the "Minimum Book Value"). If and to the extent that the actual net book value of Telecom is less than the Minimum Book Value there shall be a reduction in the consideration which shall be reflected by a reduction in the number of STM Shares held pursuant to the Escrow Agreement, as hereinafter defined, pursuant to the terms hereof.

                  2.5 EXCHANGE OF STOCK CERTIFICATES. Immediately following the Closing, Telecom and STM shall jointly submit to STM's registrar and transfer agent, U.S. Stock Transfer Corp., 1745 Gardena Avenue, 2nd Floor, Glendale, California 91204 (the "Exchange Agent"), an instruction letter including a list of the names, addresses and social security numbers/taxpayer identification numbers of each holder of shares of Telecom Stock outstanding immediately prior to the Effective Time of the Merger who has delivered the certificate or certificates representing all Telecom Stock held by such Telecom Shareholder to STM and for which the holders thereof are not entitled to claim dissenters' rights under the Georgia Code. As soon as reasonably practicable following the Effective Time of the Merger, STM shall cause the Exchange Agent to cause each such Telecom Shareholder to receive, in exchange for the Telecom Stock held by such Telecom Shareholder, a certificate or certificates representing the number of whole shares of STM Common Stock into which the shares of Telecom Stock so surrendered shall have been converted by the Merger (less the shares of STM Common Stock which are to be held in escrow pursuant to Section 2.12 below) and the cash payment in lieu of a fractional share of STM Common Stock, if any, to which such Telecom Shareholder shall be entitled. Subject to any applicable escheat laws, until so surrendered and exchanged, each certificate which prior to the Effective Time of the Merger represented outstanding














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

shares of Telecom Stock shall be deemed for all corporate purposes of STM, other than the payment of dividends or other distributions, to evidence the ownership of the number of whole shares of STM Common Stock into which the shares of Telecom Stock represented thereby shall have been converted and shall be deemed to represent, in lieu of a fractional share of STM Common Stock, the right to receive cash. No cash or stock dividend payable, no certificate representing split shares deliverable, and no other distribution payable or deliverable to holders of record of STM Common Stock at any time subsequent to the Effective Time of the Merger shall be paid or delivered to the Telecom Shareholder of any certificate which at the Effective Time of the Merger represented Telecom Stock unless and until such certificate is surrendered to STM. However, subject to any applicable escheat laws, upon such surrender there shall be paid or delivered to the initial holder of record of the certificate or certificates for STM Common Stock issued in exchange therefor, the amount of cash, a certificate representing the number of shares of STM Common Stock, or the other property resulting from any such dividends, splits, or other distributions, as the case may be, which shall have therefore become payable or deliverable with respect to STM Common Stock subsequent to the Effective Time of the Merger. No interest shall be payable with respect to such payment or delivery of dividends or other distributions upon the surrender of certificates which represented Telecom Stock at the Effective Time of the Merger.

                  2.6 FRACTIONAL SHARES. No certificates or scrip representing fractional shares of STM Common Stock shall be issued upon surrender of certificates of Telecom Stock converted in connection with the Merger, and no dividend, stock split, or other distribution of STM shall relate to any such fractional share interest, and no such fractional share interest will entitle the owner thereof to vote or to any other rights of a stockholder of STM. In lieu of any such fractional share, each Telecom Shareholder shall be entitled, upon surrender of such Telecom Shareholder 's certificate or certificates representing Telecom Stock, to receive a cash payment therefor, without interest, at a pro rata amount based on the closing price per share of STM Common Stock on the NASDAQ/NMS on the trading day immediately preceding the Effective Date of the Merger. No interest shall accrue with respect to any cash held for the benefit of Telecom Shareholders of unsurrendered certificates representing shares of Telecom Stock.

                  2.7 TELECOM EMPLOYEE OPTIONS. No provision shall be made with respect options outstanding under the Telecom [Employee Stock Option] Plan (the "Plan") in connection with the Merger. Telecom shall provide any notice to holders of options under the Plan who shall have the opportunity to exercise all vested options prior to the Effective Time. The Plan and, to the extent that outstanding options are not exercised prior to the Effective Time, all outstanding options under the Plan shall be terminated at the Effective Time.

                  2.8 UNREGISTERED SECURITIES. The STM Shares to be issued to Shareholders in the Merger, other than the Registered Shares, will not be registered under the Securities Act of 1933, as amended (the "Act"), or under the laws of any other jurisdiction. The Shareholders may not sell, transfer, pledge or otherwise dispose of the STM Shares except in compliance with (i) the provisions of the Registration Rights Agreement, a copy of which attached as Exhibit C or (ii) in complance with Rule 144 under the Act.

                  2.9 TRANSFER BOOKS. The stock transfer books of Telecom pertaining to Telecom Stock outstanding at the Effective Time of the Merger shall be closed at the Effective Time of the Merger, and thereafter no transfer of any such shares of Telecom Stock shall be recorded thereon. In









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

the event a transfer of ownership of shares of Telecom Stock is not recorded on the stock transfer books of Telecom, a certificate or certificates representing the number of whole shares of STM Common Stock into which such shares of Telecom Stock shall have been converted in connection with the Merger may be issued to the transferee of such shares of Telecom Stock if the certificate or certificates representing such shares of Telecom Stock is or are surrendered to the Exchange Agent accompanied by all documents deemed necessary by the Exchange Agent to evidence and effect such transfer of ownership of shares of Telecom Stock and accompanied by the payment of any applicable stock transfer tax with respect to such transfer.

                  2.10 TELECOM DISSENTING SHARES. Notwithstanding any provision of this Agreement to the contrary, shares of Telecom which are issued and outstanding immediately prior to the Effective Date and which are held by Telecom Shareholders who have timely filed with Telecom a written objection to the merger (the "Dissenting Shares") shall not be converted into, or represent a right to receive STM Common Stock pursuant to Section 2.3 herein, but the holder thereof shall be entitled only to such rights as are granted by Article 13 of the Georgia Business Corporations Code (O.C.G.A. Section 14-2-1301 et seq.) Each holder of the Dissenting Shares who becomes entitled to payment for such shares pursuant to the foregoing statutory provision shall receive payment for their shares from Telecom in accordance with such statutory provisions. If such holder shall have failed to perfect, or shall have effectively withdrawn or lost his right of appraisal and payment for his shares under such statutory provisions, each such share shall be converted into STM Common Stock pursuant to Section 2.3 herein. Any amounts paid with respect to Dissenting Shares shall be deemed paid immediately prior to the Closing shall reduce ratably (i) the amount of unregistered STM Shares to be delivered to the Shareholders and (ii) the net book value set forth in Section 2.4 herein.

                  2.11 FURTHER ASSURANCES. Telecom agrees that if, at any time after the Effective Time of the Merger, STM considers or is advised that any further deeds, assignments or assurances are reasonably necessary or desirable to be obtained from Telecom or its officers or directors, to consummate the Merger or to carry out the purposes of this Agreement at or after the Effective Time of the Merger, then STM, Telecom and their respective officers and directors may execute and deliver all such proper deeds, assignments and assurances and do all other things necessary or desirable to consummate the Merger and to carry out the purposes of this Agreement, in the name of Telecom or otherwise.

                  2.12 ESCROW AGREEMENT. Pursuant to an Escrow Agreeement to be entered into on or before the Closing (as defined in Section 3 below) in substantially the form of Exhibit B (the "Escrow Agreement"), among STM, the Escrow Agent and the Telecom Shareholders (as those terms are defined in the Escrow Agreement), STM will withhold, pro rata, from the shares of STM Common Stock that would otherwise be delivered to holders of Telecom Stock in the Merger, ten percent (10%) of the shares of STM Common Stock issued in the Merger upon the conversion of outstanding Telecom Stock, all of which shall be unregistered shares (the "Escrow Shares") (the withholding of shares of STM Common Stock pursuant to this subparagraph (a) will be allocated among the holders of the shares of Telecom Stock that are outstanding immediately prior to the Effective Time of the Merger, pro rata according to the number of outstanding shares of Telecom Stock held by each such holder immediately prior to the Effective Time of the Merger).

                  STM will deposit in an escrow pursuant to the Escrow Agreement (the "Escrow") stock certificates representing the Escrow Shares and related stock powers. The Escrow Shares and










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
such stock powers, and any other property with respect thereto delivered to the Escrow Agent as provided in the Escrow Agreement will be held as collateral to secure the indemnification obligations of the Telecom Shareholders under Section 12 hereof in accordance with the Escrow Agreement.

         3. THE CLOSING. The delivery of the various opinions, certificates, consents, instruments and documents which this Agreement contemplates (the "Closing") shall take place at the offices of Stradling, Yocca, Carlson & Rauth, 660 Newport Center Drive, Suite 1600, Newport Beach, California on December 16, 1997, or such other day and time as shall be mutually agreed upon by STM and Telecom, but in no event later than January 31, 1998. The date of, and the time at which, the Closing takes place is herein referred to as the "Closing Date." As soon as practicable after the Closing, the appropriate officers of STM, Merger Sub and Telecom shall take all necessary action to bring about the Effective Time of Merger.

         4. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. The Shareholders, jointly and severally, make the representations and warranties set forth below as of the date of this Agreement and as of the date of the Closing. Except as otherwise provided to the contrary, each Shareholder make the representations and warranties without qualification as to knowledge. When a representation or warranty is made "to the best knowledge of" Telecom, such knowledge shall be deemed to include, without limitation, the actual knowledge of Jack Acker, Michael Ball, Macy W. Summers and James A. Kemp.

                  4.1 ORGANIZATION AND EXISTENCE OF TELECOM. Telecom is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and has all requisite corporate power to carry on its business as now conducted and as proposed to be conducted and to enter into and, subject to shareholder approval, perform its obligations under this Agreement and the other agreements contemplated hereby to which it is as party. Except as set forth on Schedule 4.1, and to the best knowledge of Telecom, Telecom is qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the character or location of the assets owned by it or the nature of the business transacted by it requires such qualification where the failure to so qualify would have a Material Adverse Effect. Telecom has delivered to STM, or will deliver at the Closing, true and complete copies of
(a) the Articles of Incorporation (duly certified by the Georgia Secretary of State), (b) the Bylaws (certified by the Secretary of Telecom), and (c) the Minute and Stock Books of Telecom (certified by the Secretary of Telecom).

                  4.2 AUTHORITY AND BINDING EFFECT. Each Shareholder represents and warrants solely as to himself or herself that he or she has the full legal right and capacity to execute and deliver this Agreement and each agreement referenced herein to which he or she is a party and to consummate the transactions contemplated by, and comply with his or her obligations under, such agreements. Telecom has the full corporate power and authority to execute and deliver this Agreement and each agreement referenced herein to which it is a party and to consummate the transactions contemplated by, and comply with its obligations under, such agreements. This Agreement and each agreement referenced herein to which Telecom is a party, and the consummation by Telecom of its obligations herein and therein, have been duly authorized by all necessary corporate action of Telecom, other than the approval of its shareholders in accordance with applicable law. This Agreement has been, and at the Closing each agreement referenced herein will be, duly executed and delivered by Telecom and, to the extent he or she is a party thereto, the Shareholders. This Agreement is, and when duly executed and delivered at the Closing each agreement referenced herein will be, the valid and binding agreement








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of Telecom and/or the Shareholders, as the case may be, enforceable against
Telecom and/or the Shareholders, as the case may be, in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally and (ii) general principles of equity relating to the availability of equitable remedies. No further action is required to be taken by Telecom, or the Shareholders, nor is it necessary to obtain any action, approval or consent by or from any third persons, governmental or other, to enable each of the such parties to enter into or perform their respective obligations under this Agreement and each agreement referenced herein to which it is a party, except for the consents of third parties to the Merger, as required by the Contracts, which shall be obtained by Telecom on or before the Closing (unless waived in writing by STM). Such consents are set forth in Schedule 4.2 hereto.

                  4.3 AUTHORIZED CAPITAL STOCK OF TELECOM. As of the date hereof, the authorized capital stock of Telecom consists of 10,000,000 shares of Common Stock, no par value, of which 1,078,100 shares of Common Stock are validly issued and outstanding, fully paid and nonassessable and not issued in violation of the preemptive rights of any person. All of the outstanding shares of Preferred Stock and Common Stock of Telecom have been issued in transactions which were either exempt from registration under the Securities Act of 1933, (the "Securities Act") as amended, and all applicable state securities laws and blue sky acts. All shares of Telecom Stock which have been reacquired by Telecom have reverted to the status of authorized but unissued shares and are no longer outstanding. Schedule 4.3 hereto contains a true, correct and complete list of any outstanding convertible securities, subscriptions, options, warrants, preemptive rights or other agreements or commitments obligating Telecom to issue shares of Telecom Stock or relating to the transfer or registration of Telecom Stock, none of which have been issued in violation of applicable securities laws or the preemptive rights of any person.

                  4.4 NO SUBSIDIARIES. Telecom has no subsidiaries or equity investments in any person.

                  4.5 TELECOM FINANCIAL STATEMENTS. Telecom has delivered to STM
(a) the balance sheets of Telecom at December 31, 1996, and the related statements of income and shareholders' equity of Telecom for each of the fiscal year then ended, together with the related notes thereto, in each case as reviewed by Arthur Andersen LLP, (b) the unaudited balance sheet of Telecom at December 31, 1995 and the related unaudited statements of income and shareholders' equity of Telecom for the fiscal year then ended, and (c) the unaudited balance sheet of Telecom (hereinafter referred to as the "Telecom Balance Sheet") at September 30, 1997 (hereinafter referred to as the "Balance Sheet Date"), and the related unaudited statements of income and shareholders' equity of Telecom for the nine-month period then ended which have been prepared by management (the financial statements referenced in clauses (a), (b) and (c) above are collectively referred to herein as the "Financial Statements"). Such Financial Statements are in accordance with the books of account and records of Telecom, and present fairly in all material respects the financial position of Telecom at the dates indicated and the results of its operations and the changes in its financial position for the periods then ended, in accordance with generally accepted accounting principles ("GAAP") consistently applied except the omission of footnote disclosure with respect to the financial statements referenced in clause (c) above.

                  4.6 LEASES, TITLE TO PROPERTIES, ETC. Telecom owns no real property. Attached hereto as Schedule 4.6 is a general description of each parcel of real property leased by Telecom.












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

Schedule 4.6 hereto also describes each lease agreement under which Telecom has any leasehold interest in any real property. Telecom is in possession of all such real properties owned or leased by it and described in Schedule 4.6 hereto. Telecom has good title to all properties and assets owned by it, including those reflected in the Telecom Balance Sheet (other than properties and assets reflected in the Telecom Balance Sheet which have since been sold or otherwise disposed of in the Ordinary Course of Business) and those described in Schedule
4.6 hereto free and clear of all liens, mortgages, security interests and encumbrances, including any conditional sale or other title retention agreement (collectively, "Liens"), except:

                       (a) liens for taxes not yet due and payable;

                       (b) statutory liens in immaterial amounts which are not yet delinquent;

                       (c) minor defects and irregularities in title or encumbrances which do not impair the use thereof for the purposes for which they are held; and

                       (d) as set forth in the Telecom Balance Sheet or in
Schedule 4.6 hereto.

         The leases set forth in Schedule 4.6 hereto are in full force and effect and there is no existing default of a material nature under any of such leases on the part of Telecom or, to the best knowledge of Telecom, the other party thereunder. Such leases consist only of documents described in Schedule
4.6 hereto, true and complete copies of which have been provided by Telecom to STM. The buildings and items of equipment and machinery reflected on the Telecom Balance Sheet having an original equipment cost of at least Two Thousand Five Hundred Dollars ($2,500) are generally in such operating condition and repair, ordinary wear and tear excepted, as is adequate for the conduct of Telecom's business.

                  4.7 ABSENCE OF CERTAIN EVENTS. Except as set forth in Schedule
4.7 attached hereto, since September 30, 1997, Telecom has not:

                       (a) made any changes in its authorized capital or outstanding securities;

                       (b) issued, sold, delivered or agreed to issue, sell or deliver any of its capital stock, bonds or other corporate securities, pursuant to existing employee stock options, or granted or agreed to grant any options, warrants or other rights calling for the issuance, sale or delivery thereof;

                       (c) borrowed or agreed to borrow any funds or incurred, or become subject to, any obligations or liability (absolute or contingent), except obligations and liabilities incurred in the Ordinary Course of Business;

                       (d) paid any obligations or liability (absolute or contingent) other than current liabilities reflected in or shown on the Telecom Balance Sheet and current liabilities incurred since the Balance Sheet Date in the Ordinary Course of Business;

                       (e) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kinds whatsoever in respect of its capital stock, or









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

purchased, redeemed or otherwise acquired, or agreed to purchase, redeem or otherwise acquire, any of its outstanding capital stock;

                       (f) except in the Ordinary Course of Business, sold, transferred, or otherwise disposed of, or agreed to sell, transfer, or otherwise dispose of, any of its assets, properties, or rights, or canceled or otherwise terminated, or agreed to cancel or otherwise terminate, any debts or claims;

                       (g) except in the Ordinary Course of Business, entered or agreed to enter into any agreement or arrangement granting any preferential right to purchase any of its assets, properties, or rights, or requiring the consent of any party to the transfer and assignment of any such assets, properties, or rights;

                       (h) waived any rights of value, without consideration therefor, which in the aggregate would have a Material Adverse Effect on Telecom;

                       (i) made or permitted any amendment or termination of any non-trade contract, agreement, or license to which it is a party or to which it or any of its assets or properties are subject;

                       (j) made, directly or indirectly, any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination to pay any of its present or former officers, directors, or employees;

                       (k) increased or agreed to increase the rate of compensation payable or to become payable by it to any of its officers, directors, or employees (other than those made in connection with regularly scheduled employee reviews and which are in amounts and on terms consistent with prior practice) or adopted any new, or made any increase in, any existing, profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan, payment or arrangement made to, for, or with any of such officers, directors, or employees;

                       (l) made any capital expenditures (or commitments therefor) in excess of $10,000 individually or in the aggregate;

                       (m) entered into any other material transaction other than in the Ordinary Course of Business;

                       (n) experienced any labor trouble or been informed of the loss or potential loss of any management or technical personnel which has, or can be anticipated to have, a Material Adverse Effect;

                       (o) been cited for any material violations of the federal Occupational Safety Health Act of 1970 or any rules or regulations promulgated thereunder or any other act, rules or regulations of any other governmental agency;

                       (p) suffered any damages, destruction or losses which in the aggregate are material to Telecom's business, or incurred or become subject to any material claim or liability for any








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

damages or alleged damages for any actual or alleged negligence or other tort or breach of contract which are in the aggregate material to Telecom's business;

                       (q) failed to operate the business of Telecom in the ordinary course so as to use reasonable efforts to preserve the business intact, to keep available to STM the services of Telecom's employees, and to preserve for STM the goodwill of Telecom's suppliers, customers and others having business relations with it except where such failure would not have a Material Adverse Effect;

                       (r) changed its accounting methods or practices by Telecom materially adversely affecting its assets, liabilities or business; or

                       (s) experienced any change in Telecom's condition (financial or otherwise), assets, liabilities, working capital, reserves, earnings, business or prospects, except for changes contemplated hereby or changes which have not, individually or in the aggregate, been materially adverse.

                  4.8 INDEBTEDNESS. The Telecom Balance Sheet reflects all indebtedness for borrowed money owed by Telecom or to which any of its assets or properties are subject as of the date thereof and which is required to be reflected by GAAP therein. A complete and correct copy of each note, loan, credit or other similar instrument pursuant to which any such indebtedness for borrowed money was incurred has been delivered to STM.

                  4.9 GUARANTIES AND SURETYSHIP. Telecom is not a party to or bound by any guaranties, matters of suretyship, or other similar instruments.

                  4.10 ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent set forth or reflected or reserved against in the Telecom Balance Sheet or in
Schedule 4.10, Telecom does not have any debts, obligations, liabilities or commitments of any nature, whether due or to become due, absolute, contingent or otherwise, that, in accordance with GAAP, are required to be disclosed on the face of a balance sheet, and are not shown on the Telecom Balance Sheet delivered pursuant hereto, other than liabilities incurred after the Balance Sheet Date in the Ordinary Course of Business and consistent with past practice. Such post-Balance Sheet Date liabilities are not material in amount and have not had and are not expected to have, individually or in the aggregate, a Material Adverse Effect. As to each liability, debt, obligation or commitment, fixed or contingent, that is set forth on Schedule 4.10, Telecom shall provide the following information, in writing as an attachment to such Schedule: (i) a summary description of the liability, debt, obligation or commitment, together with copies of all relevant documentation relating thereto, the amounts claimed and any other action or relief sought and, if in connection with a claim, suit or proceeding, the name of the claimant and all other parties involved therewith and the identity of the court or agency in which such claim, suit or proceeding is being prosecuted, and (ii) the best estimate of Telecom of the maximum amount, if any, which is likely to become payable with respect to any contingent liability.

                  4.11     TAXES AND TAX RETURNS.

                           (a)      Except  as set  forth on  Schedule 4.11:
(i) Telecom has duly filed all Tax Returns (as hereinafter defined) which are required by law to be filed by it on or prior to the date hereof; (ii) Telecom has duly paid all Taxes (as hereafter defined) due or claimed to be due from it with respect to all taxable periods or portions of periods ended on or before the date hereof (whether or not shown on any Tax Return), and there are no assessments or claims for payment of Taxes now pending or, to the best knowledge of Telecom , threatened, nor any audit of the records of Telecom being made or threatened by any taxing authority for any such periods or portions thereof; and
(iii) to the knowledge of Telecom, there are no facts or circumstances which could reasonably be expected to constitute a basis for assessments or claims for the payment of additional Taxes. The amounts set up as provisions for Taxes, if any, on the most recent balance sheet included in the Financial Statements are sufficient for the payment of all unpaid Taxes of Telecom, accrued for or applicable to the periods ended on such date and all years and periods prior thereto and for which Telecom, at those dates, was liable. True and correct copies of Telecom's tax returns filed since its inception have been delivered to STM. Telecom has properly withheld and paid, or accrued for payment, when due, to appropriate state and/or federal authorities, all sales and use taxes, if any, and all amounts required to be withheld from payments made to its employees, independent contractors, creditors, shareholders, or other third parties and has also paid all employment taxes as required under applicable laws.

                           (b)      Telecom  has not waived any  statute of
limitation in respect of any Taxes or assessments by any federal, state, county, local, foreign or other taxing jurisdiction or agreed to any extension of time with respect to an assessment or deficiency in any Tax. Telecom has not filed a consent under Section 341(f) of the Tax Code concerning collapsible corporations.

                           (c)      Telecom has not made any  payments,  and is
not obligated to make any payments, nor is Telecom a party to any agreement that under any circumstances could obligate it to make any payments, that would not be deductible under Section 280G of the Tax Code. Telecom has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Tax Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Tax Code. Telecom is not a party to any tax allocation or tax sharing agreement.

                           (d)      Except as set forth on Schedule 4.11,
Telecom is not, and has never been, required to file a consolidated or combined state or federal income Tax Return with any other person or entity and is not liable for the Taxes of any person under Treas. Reg. ss. 1.1502-6 (or any similar provision of state, local, or foreign law), as transferee or successor, by contract or otherwise.

                           (e)      For purposes of this Agreement, the term
"Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Tax Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, which is due to any governmental agency of the United States, or any state or locality situated therein.

                           (f)      For purposes of this Agreement, the term
"Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  4.12 NOTES AND ACCOUNTS RECEIVABLE; WORK IN PROGRESS. Attached hereto as Schedule 4.12 are (i) a true and complete list of all accounts and notes receivable of Telecom, including any accounts or notes receivable not reflected in the Telecom Balance Sheet and (ii) an aging of all such accounts and notes receivable showing amounts due in 30-day aging categories. All such accounts and notes receivable on such listing arose from, and all accounts and notes receivable of Telecom created between the date hereof and the Closing will have arisen from, the provision of services or sale of products by Telecom in the ordinary course of business. Telecom has not received any notice and does not know of any counterclaim or set-off with respect to any such accounts or notes receivable or work in process, or any facts or circumstances that would be the basis for any such counterclaim or set-off, which is not reflected or taken into account in the contractual allowance or bad debt reserves set forth in the Telecom Balance Sheet or accrued in the Ordinary Course of Business. Except to the extent collected since the Balance Sheet Date, all notes and accounts receivable or reflected on the Telecom Balance Sheet are, and all notes and accounts receivable accruing between the Balance Sheet Date and the Closing Date will be (i) bona fide claims against debtors for sale or other charges, (ii) subject to no material expenses, set-offs or counterclaims, and (iii) collected in an amount equal to the net amount thereof as set forth on the Telecom Balance Sheet (or, in the case of those arising after the Telecom Balance Sheet Date, less the reasonable reserves provided therefor) within 180 days of the date when due. Set forth on Schedule 4.12 is a true and complete list of all accounts receivable of Telecom as of the date hereof subject to any "factoring" or similar arrangement.

                  4.13 FIXED ASSETS. Schedule 4.13 is a list of all of the fixed assets used in the Business, other than any fixed asset the replacement cost of which would be less than $10,000.00 and which is not of material importance to Telecom's operations. The fixed assets are in good working order and condition, ordinary wear and tear excepted, have been properly maintained, are suitable for the uses for which they are being utilized in the Business, do not require more than regularly scheduled maintenance in the ordinary course, consistent with Telecom's established maintenance policies, to keep them in good operating condition and comply with all requirements under applicable laws, regulations and licenses which govern the use and operation thereof.

                  4.14 MATERIAL CONTRACTS. Except only as to contracts and documents listed in Schedule 4.14 hereto or any other Schedule attached to this Agreement, Telecom is not a party to or bound by, and none of its assets and properties are subject to, any:

                           (a)      contract not made in the Ordinary Course of
Business;

                           (b)      employment, consulting, or representation
contract;

                           (c)      contract with any labor union or
association;

                           (d)      bonus, pension, profit sharing, retirement,
stock purchase, stock option, hospitalization, insurance or other plan or agreement providing employee benefits;

                           (e)      lease with respect to any property, real or
personal, whether as lessor or lessee, providing for an annual rental in excess of $10,000;

                           (f)      continuing contract which involves payments
by Telecom of in excess of $10,000 individually or $50,000 in the aggregate;

                           (g)      contract or commitment for any capital
expenditures exceeding $10,000 individually or in the aggregate; or

                           (h)      executory contracts for the provision of
services by Telecom exceeding $50,000 in any year.

                  A complete and correct copy of each contract listed on
Schedule 4.14 hereto or on any other Schedule attached hereto (collectively, the "Contracts") has been provided to STM, and each such contract is in full force and effect and Telecom is not, and to the best knowledge of Telecom, no other party thereto is in default thereunder.


                  Each of such contracts, agreements, leases, licenses and instruments so listed, or required to be so listed, in Schedule 4.14 is a valid and binding obligation of Telecom and, to the best knowledge of Telecom, the other parties thereto, enforceable in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and general principles of equity relating to the availability of equitable remedies. Except as otherwise set forth in Schedule
4.14 hereto, there have not been any defaults by Telecom or, to the best knowledge of Telecom, defaults or any claims of default or claims of nonenforceability by the other party or parties which, individually or in the aggregate, would have a Material Adverse Effect on Telecom, and there are no facts or conditions that have occurred or that are anticipated to occur which, through the passage of time or the giving of notice, or both, would constitute a default by Telecom, or to the best knowledge of Telecom, by the other party or parties, under any of such contracts, agreements, leases, licenses and instruments or would cause a creation of a lien, security interest or encumbrance upon any of the assets of Telecom or otherwise have a Material Adverse Effect on Telecom.

                  4.15 INTELLECTUAL PROPERTY. Attached hereto as Schedule 4.15 is a true and complete list and description of all patents, patent applications, patent licenses, copyrights, copyright licenses, trademarks, trademark applications and trademark licenses, and other trade secrets, know-how or intellectual property rights (the "Intellectual Property") owned, held, utilized or applied for by Telecom. Except as set forth on Schedule 4.15, Telecom owns all Intellectual Property rights that are required for the conduct of its business as presently conducted, such rights are sufficient for such conduct of its business as presently conducted, and no royalties, honoraria, fees or other payments are payable with respect to such Intellectual Property. Except as set forth in Schedule 4.15 hereto:

                           (a)      Telecom has not infringed, is not now
infringing, and has no knowledge of any infringement or claimed infringement by Telecom of any patent, patent right, copyright, trademark, trademark right, trade secret or other intellectual property right of others;

                           (b)      Telecom has no knowledge of any infringement
of the patents, patent rights, copyrights, trademarks, trademark rights, trade secrets, or other intellectual property rights of, or under license to, Telecom, nor of pending or threatened opposition proceedings relating to any pending or contemplated patent or trademark application of Telecom;

                           (c)      Telecom has no knowledge of any threatened
or contemplated cancellation or revocation of any agreement granting to Telecom any patent, copyright or trademark license or right; or

                           (d)      in no instance has the eligibility of any
copyright to any material property included in the Intellectual Property been forfeited to the public domain by omission of any required notice or any other action.

                           Telecom  has  validly  and  effectively  obtained
the right and license to use, copy, modify and distribute any third-party programming and materials contained in Telecom's software programs and related technical documentation pursuant to contracts listed on Schedule 4.15. Telecom has no obligation for royalties, fees, payments or other obligations to any third party except as expressly set forth in Schedule 4.15.

                  4.16 INSURANCE. Schedule 4.16 contains copies or an accurate description of all policies of fire, general liability, property, worker's compensation, errors and omissions and other forms of insurance maintained by or on behalf of Telecom in connection with the Business as protection for Telecom's assets and the Business. Except as set forth in Schedule 4.16 hereto, all of such policies are now in full force and effect and policies covering the same risks and in substantially the same amounts have been in full force and effect since July 1, 1995. Telecom has not received any notice of cancellation or material amendment of any such policies; no coverage thereunder is being disputed; and all material claims thereunder have been filed in a timely fashion.

                  4.17 LICENSES, PERMITS, ETC. Attached hereto as Schedule 4.17 is a list and description of all material licenses, franchises, permits, easements, certificates, consents, rights and privileges, and other governmental authorizations necessary or appropriate to the conduct of the business of Telecom other than those listed on Schedule 4.1. All such items are in full force and effect and true and complete copies thereof have been furnished to STM. Telecom is in compliance in all material respects with all conditions or requirements imposed by or in connection with such Licenses and Permits and with respect to its operation of the Business, and Telecom has not received any notice, nor does Telecom have any knowledge that any governmental authority intends to cancel, terminate or modify any of such licenses or permits or that valid grounds for any such cancellation, termination or modification currently exist.

                  4.18 LITIGATION. Except as set forth in Schedule 4.18 hereto, there is neither (a) any action, suit, proceeding or investigation, nor (b) any counter or cross-claim in an action brought by or on behalf of Telecom, whether at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, that is pending or, to the best knowledge of Telecom, threatened, against Telecom, which (i) could reasonably be expected to affect adversely Telecom's ability to perform its obligations under this Agreement or the agreements referenced herein or complete any of the transactions contemplated hereby or thereby, or (ii) involves the reasonable possibility of any judgment or liability, or which may become a claim, against STM, Merger Sub, the Business or any of the assets of Telecom prior to or subsequent to the Effective Time of the Merger. Except as set forth in Schedule 4.18, Telecom is not subject to any judgment, order, writ, injunction or decree of any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over Telecom, any of its assets or the Business.

                  4.19 COMPLIANCE WITH LAWS. Since the date of its incorporation, to the knowledge of Telecom, Telecom has complied in all material respects with all applicable foreign, federal, state, municipal and other political subdivision or governmental agency statutes, ordinances and regulations, including, without limitation, those imposing taxes, in every applicable jurisdiction, in respect of the ownership of its assets and properties and the conduct of its business where the effect of failure to so comply would have a Material Adverse Effect. Except as disclosed in Schedule 4.19 hereto, and without limiting the generality of this Section 4.19, there are no unresolved
(i) proceedings or investigations instituted or, to the best knowledge of Telecom, threatened, by any such governmental authorities against Telecom or relating to the Business, or (ii) citations issued or, to the best knowledge of Telecom, threatened against Telecom or the Business by any governmental authorities, or (iii) other notices of deficiency or charges of violation brought or, to the best knowledge of Telecom, threatened against Telecom or the Business, including under any federal or state regulation or otherwise, which could have, individually or in the aggregate, a Material Adverse Effect, or interfere with the maintenance of the permits, licenses, franchises, certificates, authorizations or any right to operate held by Telecom; and, to the best knowledge of Telecom, there are no facts or circumstances upon which any such proceedings, investigations, citations, notices, disallowances or charges may be instituted, issued or brought hereafter.

                  4.20 EMPLOYEES. Attached hereto as Schedule 4.20 is a list of the names and annual rates of salary and other compensation of all the present officers, directors and employees of Telecom. Schedule 4.20 hereto summarizes the bonus, profit sharing, incentive, percentage compensation, vacation and other like benefits, if any, payable to such officers, directors, employees, and agents as of the date hereof. Except as disclosed in Schedule 4.20 the transactions contemplated by this Agreement will not trigger any obligations of Telecom under any employment, severance or other agreement, whether written or oral, with any of Telecom's employees, nor will they give rise to any form of indemnity, claim or right to or of any employee of Telecom under any agreement, law, rule or regulation, whether as a change in the condition of employment of such employee or otherwise. There are no claims, actions, suits, proceedings, or investigations pending, or to the best knowledge of Telecom, threatened against Telecom or any of its officers, directors, employees or agents in regard to race, creed, gender, age or other forms of discrimination, sexual harassment, wrongful discharge, or any other similar allegations.

                  4.21 EMPLOYEE BENEFIT PLANS. Schedule 4.21 hereto contains a complete list of Telecom's Employee Plans. True and complete copies or descriptions of such Employee Plans have been delivered to STM. For purposes of this Section 4.21, the term "Employee Plan" includes all present (including those terminated or transferred within the past five years) plans, programs, agreements, arrangements, and methods of contribution or compensation (including all amendments to and components of the same, such as a trust with respect to a plan) providing any remuneration or benefits, other than current cash compensation, to any current or former employee of Telecom or to any other person who provides services to Telecom, whether or not such plan or plans, programs, agreements, arrangements, and methods of contribution or compensation are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and whether or not such plan or plans, programs, agreements, arrangements and methods of contribution or compensation are qualified under the Tax Code. The term Employee Plan includes, but is not limited to, pension, retirement, profit sharing, stock option, stock bonus, and nonqualified deferred compensation plans and includes any Employee Plan that is a multiemployer plan as defined in Section 3(37) of ERISA. The term Employee Plan also includes, but is not limited to, disability, medical, dental, health insurance, life insurance, incentive plans, vacation benefits, and fringe benefits. Any and all tax returns, reports, forms or other documents required to be filed by Telecom under applicable federal, state or local law with respect to Telecom's Employee Plans have been timely filed and are correct and complete in all respects; and any and all amounts due by Telecom to any governmental agency or entity with respect to the Employee Plans have been timely and fully paid. Except as set forth in Schedule 4.21, all Employee Plans are now, and have always been, established, maintained and operated in accordance with all applicable laws (including, but not limited to, ERISA and the Tax Code) and all regulations and interpretations thereunder and in accordance with their plan documents. All written communications with respect to each Employee Plan by any person (including, but not limited, to the members of any plan committee, all plan fiduciaries, plan administrators, Telecom and its management, and Telecom's employees) accurately reflect the documents and operations of each such Employee Plan. Except as disclosed in Schedule 4.21, each funded Employee Plan providing for payment of deferred compensation is and always has been qualified under
Section 401 of the Tax Code. Except as disclosed in Schedule 4.21, the Internal Revenue Service has issued one or more determination letters with respect to each funded Employee Plan stating that, from the inception of each such Employee Plan, such Employee Plan has been and is qualified under Section 401 of the Tax Code and each trust maintained in connection with each such Employee Plan has been and is exempt under Section 501 of the Tax Code. Except set forth in
Schedule 4.21, there is no unfunded liability for vested or nonvested benefits under any funded Employee Plan, and all contributions required to be made to or with respect to each Employee Plan have been completely and timely paid. All reports, forms and other documents required to be filed with any governmental entity with respect to any Employee Plan have been timely filed and, to the best knowledge of Telecom, are accurate. There have been no filings with respect to any Employee Plan with the Pension Benefit Guaranty Corporation ("PBGC"). No liability to the PBGC has been incurred or is expected with respect to any Employee Plan except for insurance premiums, and all insurance premiums incurred or accrued up to and including the Closing Date have been or will be timely paid by Telecom. No amount is, and as of the Closing Date no amount will be, due or owing from Telecom to any "multiemployer plan" (as defined in Section 3(37) of ERISA) on account of any withdrawal therefrom. There has been no event or condition, nor is any event or condition expected, that would present a risk of termination of any Employee Plan, or which would constitute a "reportable event" within the meaning of Section 404(3) of ERISA and the regulations and interpretations thereunder. There has been no merger, consolidation, or transfer of assets or liabilities (including, but not limited to, a split-up or split-off) with respect to any Employee Plan. There is and there has been no actual or, to the best knowledge of Telecom, anticipated, threatened or expected litigation or arbitration concerning or involving any Employee Plan. No complaints to or by any governmental entity have been filed or, to the best knowledge of Telecom, have been threatened or are expected with respect to any Employee Plan. No Employee Plan or any other person has any liability to any plan participant, beneficiary or other person under any provision of ERISA, the Tax Code or any other applicable law by reason of any transaction as described in Section 406 of ERISA and Section 4975 of the Tax Code with respect to any Employee Plan. No Employee Plan provides medical benefits to one or more former employees (including retirees), other than benefits required to be provided under Section 4980B of the Tax Code. There is no contract, agreement or benefit arrangement covering any employee of Telecom which individually or collectively would constitute an "excess parachute payment" under Section 280G of the Tax Code.

         4.22 BANK ACCOUNTS AND POWERS OF ATTORNEY. Attached hereto as Schedule
4.22 is a list setting forth:

                  (a) the name of each bank, savings and loan or other financial institution in which Telecom has any account or safe deposit box, the account name and number of each such account or safe deposit box, and the names of all persons authorized to draw thereon or have access thereto; and

                           (b)      the name of each person, corporation, firm
association, or business entity or enterprise holding a general or special power of attorney from Telecom and a summary of the terms thereof.

                  4.23 PRODUCT WARRANTIES AND LIABILITIES. Except as set forth on Schedule 4.23 attached hereto and except for the warranties contained in certain of the contracts listed in Schedule 4.14, Telecom has not given or made any express warranties to third parties with respect to any services performed or products sold by it. Telecom does not have any knowledge of any fact or of the occurrence of any event forming the basis of any present or future claim against Telecom not fully covered by insurance, for liability on account of products liability or on account of any express or implied product warranty, except for warranty obligations and product returns in the Ordinary Course of Business and as set forth on Schedule 4.23.

                  4.24 LABOR MATTERS. Telecom is not a party to a collective bargaining agreement with any labor union or association. There are no discussions, negotiations, demands or proposals which are pending or have been conducted or made with or by any labor union or association, and there are no pending or threatened labor disputes, strikes, or work stoppages which may have a Material Adverse Effect. Telecom is in substantial compliance with all foreign, federal and state laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practices.

                  4.25 QUESTIONABLE PAYMENTS. Telecom has not made, and Telecom does not have any knowledge that any shareholder, officer, director, employee, agent or other representative acting on its behalf has made, directly or indirectly, any bribes, kickbacks, or political contributions with corporate funds, payments from corporate funds not recorded on the books and records of Telecom, payments from corporate funds which were falsely recorded on the books and records of Telecom, payments from corporate funds to governmental officials in their individual capacities or illegal payments from corporate funds to obtain or retain business either within the United States of America or abroad.

                  4.26 BROKERS. Telecom is not a party to or in any way obligated under any contract or other agreement regarding, and there are no outstanding claims against it for the payment of, any broker's or finder's fee in connection with the origin, negotiation, execution, or performance of this Agreement or the transactions contemplated hereby.

                  4.27 CONFLICT OF INTEREST. Except as set forth in Schedule 4.27, to the best knowledge of Telecom, no shareholder, officer, director or employee of Telecom or any Member of the Immediate Family of any such person:

                           (a)      has any direct or indirect interest in (i)
any entity which does business with Telecom, or (ii) except by virtue of being a shareholder of Telecom, any property, asset or right which is used by Telecom in the conduct of its business;

                           (b)      has any contractual relationship with
Telecom other than with respect to the performance of services as an officer or director; or

                           (c)      has been involved in any transaction with
Telecom during the past three (3) years other than with respect to the performance of service as an officer or director as to the issuance of securities of Telecom.

                  4.28 BOOKS AND RECORDS. The books and records of Telecom are in all material respects true and complete and have been maintained in accordance with good business practice and sound accounting principles and reflect a true record of all meetings or proceedings of its Board of Directors and shareholders to the knowledge of Telecom.

                  4.29 ENVIRONMENTAL AND SAFETY MATTERS. Except as set forth in
Schedule 4.29, to the knowledge of Telecom, Telecom has complied with, and the operation of the Business is in compliance with, in all material respects, all federal, state, local and regional statutes, laws, ordinances, rules, regulations and orders relating to the protection of human health and safety, natural resources or the environment, including, but not limited to, air pollution, water pollution, noise control, on-site or off-site hazardous substance discharge, disposal or recovery, toxic or hazardous substances, training, information and warning provisions relating to toxic or hazardous substances, and employee safety relating to or adversely affecting the Business or Telecom's assets (collectively the "Environmental Laws"); and no notice of violation of any Environmental Laws or of any permit, license or other authorization relating thereto has been received, nor is any such notice pending or, to the best knowledge of Telecom, threatened. Except as set forth in
Schedule 4.29, (i) except in compliance with applicable Environmental Laws and any licenses or permits relating thereto, there has been no generation, use treatment, storage, transfer, disposal, release or threatened release, in, at, under, from, to or into, or on such properties of toxic or hazardous substances during the ownership or occupancy thereof by Telecom or, to the best knowledge of Telecom, prior to such ownership or occupancy, and (ii) in no event has there been any generation, use, treatment, storage, transfer, disposal, release or threatened release, in, at, under, from, to or into, or on such properties of toxic or hazardous substances that has resulted in or is reasonably likely to result in a material adverse effect on the Business or any Telecom's assets. For the purposes of this Section 4.30, "toxic or hazardous substances" shall include any material, substance or waste that, because of its quantity, concentration or physical or chemical characteristics, is deemed under any federal, state, local or regional statute, law, ordinance, regulation or order, or by any governmental agency pursuant thereto, to pose a present or potential hazard to human health or safety or the environment, including, but not limited to, (i) any material, waste or substance which is defined as a "hazardous substance" pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. ss. 9601, et seq.), as amended, and its related state and local counterparts, (ii) asbestos and asbestos containing materials and polychlorinated biphenyls, and (iii) any petroleum hydrocarbon including oil, gasoline (refined and unrefined) and their respective constituents and any wastes associated with the exploration, development or production of crude oil, nature gas or geothermal energy.

                  4.30 [INTENTIONALLY OMITTED]

                  4.31 REPRESENTATIONS REGARDING POOLING OF INTERESTS. Except as set forth in Schedule 4.31:

                           (a)      Telecom is not and has never been a
subsidiary or division of another corporation.

                           (b)      Telecom does not own and has never owned any
STM Common Stock.

                           (c)      Telecom has not changed the equity interest
of the voting Telecom Stock in contemplation of effecting this Agreement, either within two years before the merger anticipated hereunder was initiated or between the dates the anticipated merger was initiated and consummated, except as permitted by Accounting Principles Board Opinion No. 16 ("APB No. 16"). For purposes of the foregoing, the anticipated merger is deemed to be initiated on the earlier of (i) the date that the major terms of the merger, including the ratio of conversion of stock, were announced publicly, which was December 16, 1997, or otherwise formally made known to the shareholders of either STM or Telecom or (ii) the date that shareholders of either company were notified in writing of an exchange offer or a merger, as the case may be. The foregoing sentence is to be interpreted with reference to APB No. 16.

                           (d)      Telecom has not reacquired any of its own
stock during the two-year period immediately preceding the date hereof.

                  4.32 FULL DISCLOSURE. All of the representations and warranties made by Shareholders in this Agreement, and all statements set forth in the certificates delivered by Shareholders at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading.

         5. REPRESENTATIONS AND WARRANTIES OF STM AND MERGER SUB. STM and Merger Sub, jointly and severally, represent and warrant to and agree with Telecom that:

                  5.1 ORGANIZATION AND EXISTENCE. Each of STM and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the States of Delaware and has all requisite corporate power to carry on its business as now conducted. Each of STM and Merger Sub is qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the character or location of the assets owned by it or the nature of the business transacted by it require such qualification where the failure to so qualify would not have a Material Adverse Effect.

                  5.2 AUTHORITY. STM and Merger Sub have the corporate power and have taken or will take all necessary and proper corporate action to authorize and approve this Agreement and the consummation hereof, and the execution and delivery of this Agreement and consummation hereof do not and will not violate any provision of any judicial or governmental decree, order, or judgment or conflict with, or result in a breach of or constitute a default under, the Certificate of Incorporation or Bylaws of either STM or Merger Sub or any agreement or instrument to which either of them is a party or by which either is bound. The execution, delivery, and performance by STM and Merger Sub of this Agreement, each agreement referenced herein to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by the Board of Directors of STM and Merger Sub and by STM as the sole shareholder of Merger Sub and no further corporate action is necessary on the part of STM or Merger Sub, assuming due execution by the other parties hereto and thereto. This Agreement has been, and at the Closing each agreement referenced herein to which it is a party will be, duly executed and delivered by STM and Merger Sub. This Agreement is, and when duly executed and delivered at the Closing each agreement referenced herein will be, the valid and binding agreement of STM, and, to the extent it is a party thereto, Merger Sub, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally and (ii) general principles of equity relating to the availability of equitable remedies.

                  5.3 ABSENCE OF CERTAIN CHANGES. Since December 31, 1996, there has been no change in the business, prospects, or condition, financial or otherwise, of STM, except as set forth in the SEC Filings and changes in the Ordinary Course of Business that in the aggregate have not been materially adverse. To the knowledge of STM, except as set forth in the SEC Filings, there are no new developments in any business conducted by STM, nor any new or improved materials, products, processes, or services useful in connection with the business of STM or its customers or suppliers, which can reasonably be expected to have a Material Adverse Effect.

                  5.4 VALIDITY OF STM COMMON STOCK. The STM Common Stock to be issued pursuant to the provisions of this Agreement in connection with the Merger will be, when issued upon the terms and for the consideration specified in this Agreement, validly issued and outstanding, fully paid and nonassessable.

                  5.5 CAPITAL STOCK OF MERGER SUB. The authorized capital stock of Merger Sub consists of 500,000 shares of Preferred Stock, $.001 par value, none of which are issued and outstanding and 1,000,000 shares of Common Stock, $.001 par value, 50,000 of which shares are validly issued and outstanding, fully paid, nonassessable and owned by STM as of the date hereof.

                  5.6 INVESTMENT INTENT. The Telecom Stock to be acquired by STM as a result of the Merger is being and will be acquired by STM for its own account for investment and not with any present intention of distribution thereof.

                  5.7 STM FINANCIAL STATEMENTS. The financial statements of STM as of and for its year ended December 31, 1996, as contained in STM's Annual Report on Form 10-K, and as of and for the nine-month period ended September 30, 1997, as contained in STM's Quarterly Report or Form 10-Q for such quarter, are complete and correct in all material respects in accordance with the books of account and records of STM, and present fairly the financial position of STM, at the dates indicated and the results of its operations and the changes in their respective shareholders equity for the periods then ended, in accordance with generally accepted accounting principles consistently applied.

                  5.8 BROKERS. Except as disclosed in Schedule 5.8, neither STM nor Merger Sub is a party to or in any way obligated under any contract or other agreement regarding, and there are no outstanding claims against either of them for the payment of, any broker's or finder's fee in connection with the origin, negotiation, execution, or performance of this Agreement or the transactions contemplated hereby.

                  5.9 SEC REPORTS OF STM. STM has furnished Telecom copies of the SEC Reports. The SEC Reports are accurate and complete in all material respects and do not omit any material information required to be set forth therein. STM has filed with the Securities and Exchange Commission all reports required to be filed by it since becoming subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

                  5.10 LITIGATION. There is neither (a) any action, suit, proceeding or investigation, nor (b) any counter or cross-claim in an action brought by or on behalf of STM, whether at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, that is pending or, to the best knowledge of STM, threatened, against STM, which (i) could reasonably be expected to affect adversely STM's ability to perform its obligations under this Agreement or the agreements referenced herein or complete any of the transactions contemplated hereby or thereby, or (ii) which may reasonably be expected to have a Material Adverse Effect on STM or Merger Sub prior to or subsequent to the Effective Time of the Merger. STM is not subject to any judgment, order, writ, injunction or decree of any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over STM, any of its assets or the Business.

                  5.11     REPRESENTATIONS REGARDING POOLING OF INTERESTS.

                           (a)      STM has not been a subsidiary or division of
another corporation during the preceding two years.

                           (b)      STM did not own and has never owned any
Telecom Stock prior to the consummation of the transactions contemplated herein.

                           (c)      STM does not presently intend to directly or
indirectly retire or reacquire all or part of the STM Common Stock issued to the Telecom Shareholders hereunder.

                           (d)      STM does not intend or plan to dispose, or
cause Telecom to dispose, of a significant portion of the assets of either company within two years after the combination, or to liquidate or merge Telecom, except as provided herein. The foregoing shall be interpreted with reference to APB No. 16.

                           (e)      STM has no plan or intention to cause
Telecom to issue additional shares of capital stock or to sell or otherwise dispose of any of the Telecom Stock acquired hereunder that would result in STM losing control of the Company within the meaning of Section 368(c) of the Tax Code.

                           (f)      STM intends that Telecom will continue its
historic business or use a significant portion of its historic business assets in a business.

                           (g)      None of the compensation received by any
shareholder-employee of Telecom will be separate consideration for, or allocable to, any of their shares of Telecom Stock, none of the shares of STM Common Stock received by any shareholder-employee will be separate consideration for, or allocable to, any employment agreement.

                  5.12 FULL DISCLOSURE. All of the representations and warranties made by STM in this Agreement, and all statements set forth in the certificates delivered by STM at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading.

         6. COVENANTS OF TELECOM. Telecom (and, to the extent set forth in Section 6.4, the Shareholders) covenant with STM and Merger Sub that:

                  6.1 CONDUCT OF BUSINESS. Except as specifically contemplated in this Agreement, from the date of this Agreement to the Effective Time of the Merger, the business of Telecom will be operated diligently and only in the Ordinary Course of Business, and, in particular, Telecom, without the prior written consent of STM, will not:

                           (a)      cancel or permit any insurance of a material
nature to lapse or terminate, unless renewed or replaced by like coverage;

                           (b)      amend its Articles of Incorporation or
Bylaws;

                           (c)      be in material default under any material
contract, agreement, commitments or undertaking of any kind;

                           (d)      violate or fail to comply with any laws
applicable to it or its properties or business where the effect of the failure to so comply would have a Material Adverse Effect;

                           (e)      commit any act or permit the occurrence of
any event or the existence of any condition of the type described in clauses (a) through (s) of Section 4.7 hereof;

                           (f)      enter into any contract, agreement or other
commitment of the type described in Section 4.14 hereof;

                           (g)      fail to maintain and repair any material
amount of its assets in accordance with good standards of maintenance and as required in any leases or other agreements pertaining thereto;

                           (h)      acquire, purchase, or redeem any Telecom
Stock;

                           (i)      issue or enter into any subscriptions,
options, agreements or other binding commitments in respect of the issuance, transfer, sale, registration, or encumbrance of any shares of Telecom Stock, or accelerate the vesting of any stock option or restricted stock grant;

                           (j)      cause or voluntarily permit a change in any
method of accounting for tax purposes during or applicable to its current tax year which would render inaccurate, misleading or incomplete the information concerning Taxes set forth or referred to in Section 4.11 hereof, or that would have a Material Adverse Effect for any period prior to the Effective Time of the Merger; or

                           (k)      permit any affiliate to sell or reduce its
risk relative to the shares received by such affiliate until financial results covering at least thirty (30) days of post-merger combined results have been published.

                  6.2 ACCESS TO INFORMATION. From and after the date of this Agreement, Telecom shall give to STM, its counsel, accountants, engineers, and other representatives, reasonable access to all the properties, books, contracts, commitments and records of Telecom so that STM may have the opportunity to make such investigation as it deems necessary, provided that such investigation shall not (i) unreasonably interfere with the employees, business, or operations of Telecom, or (ii) violate any governmental regulations or laws or any customers or vendor confidentiality agreements now in effect and to which Telecom is a party. Any such investigation shall not affect the representations and warranties of Telecom contained in this Agreement.

                  6.3 PRESERVATION OF GOODWILL. Telecom will use its reasonable best efforts to preserve its business organization, to keep available to STM the services of the respective officers and employees of Telecom and to preserve for STM the goodwill of all suppliers, customers, and others having business relations with Telecom.

                  6.4 SHAREHOLDERS' APPROVAL. This Agreement and the transaction contemplated hereby have been approved by the Board of Directors of Telecom. The Board of Directors of Telecom shall solicit the written consent or call a special meeting of its shareholders for the purpose of approving the terms and provisions of this Agreement and the Merger as soon as practicable after the date hereof. The Board of Directors of Telecom shall recommend that Telecom's Shareholders approve this Agreement and the Merger, and shall endeavor to secure such approval.

                  6.5 TRADE SECRETS. From and after the date hereof, Telecom will not use or divulge to any competitor of Telecom or any unauthorized person, and will use its reasonable best efforts to insure that the employees and agents of Telecom do not use or divulge, any confidential information, trade secrets, processes, formulas or know-how relating to the business or properties of Telecom at the date hereof.

                  6.6 CLEARANCE CERTIFICATES. Telecom shall use its reasonable best efforts to obtain at or prior to closing hereof (i) certificates of the appropriate state agencies of each state other than Georgia in which Telecom is qualified to do business, indicating that Telecom is not delinquent in the payment of income, franchise, sales or other state taxes or the filing of any tax returns; and (ii) a Certificate of Release from the Employment Authority of appropriate states, other than Georgia, stating that, as of a date not more than thirty (30) days prior to the Closing Date, no contributions, interest or penalties are due by Telecom to that Employment Authority.

                  6.7 FURTHER ASSURANCES. Telecom hereby agrees to execute and deliver from time to time at the request of STM and without consideration such additional instruments of conveyance and transfer and to take such other actions as STM may reasonably require to more effectively carry out and effectuate the Merger and the transactions contemplated hereby.

         7. MUTUAL COVENANTS. STM, Merger Sub, and Telecom (and, to the extent set forth in Section 7.3, the Shareholders) covenant and agree, each with the other, that:

                  7.1 BLUE SKY COMPLIANCE. STM will use its best efforts to obtain prior to the Effective Time of the Merger all necessary state securities law and blue sky act permits and approvals required to permit the issuance of the shares of STM Common Stock to be issued in connection with the Merger, and Telecom shall furnish to STM all information concerning Telecom and the Telecom Shareholders that STM may reasonably request in connection with any such action.

                  7.2 PUBLIC ANNOUNCEMENTS. Neither STM nor Telecom shall make any public announcement or statement with respect to this Agreement or the Merger without the prior written consent of the other party; provided, however, STM may disclose the existence and terms of this Agreement or the Merger if, in its judgment, it is required to do so under applicable securities laws. If any party desires to make a joint announcement or statement, the parties will consult with each other and exercise reasonable efforts to agree upon the text of a joint public announcement or statement to be made by STM and Telecom.

                  7.3 REASONABLE EFFORTS TO SATISFY CONDITIONS. Consistent with applicable law and with their fiduciary duties to their respective shareholders,
(i) Telecom and the Shareholders agree to use their respective reasonable best efforts to bring about the satisfaction of the covenants and conditions specified in Sections 6, 7, 9 and 10 hereof, and (ii) STM and Merger Sub agree to use their reasonable best efforts to bring about the satisfaction of the covenants and conditions specified in Sections 7, 8 and 10 hereof.

                  7.4 TRANSACTION EXPENSES. Each party will pay all expenses incurred by them in connection with the negotiation, execution and performance of this Agreement or any other agreement or transaction, whether or not the transactions contemplated hereby are consummated, including the fees and expenses of counsel and brokers, if any, for Telecom and the Telecom Shareholders.

                  7.5 POOLING OF INTERESTS. The parties shall not take any action which would preclude the use of the pooling-of-interests method of accounting for the Merger, and shall take all actions reasonably required for the use of the pooling-of-interests method of accounting for the Merger.

         8. CONDITIONS TO OBLIGATIONS OF TELECOM. The obligations of Telecom and the Shareholders to complete the Closing as set forth in Section 3 under this Agreement shall, at the option of Telecom and the Shareholders, be subject to the following conditions precedent:

                  8.1 STM'S AND MERGER SUB'S REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. Telecom shall not have discovered any material error, misstatement or omission in the representations and warranties made by STM and Merger Sub in
Section 5 hereof; the representations and warranties made by STM and Merger Sub herein shall be deemed to have been made again at and as of the time of Closing and shall then be true in all material respects; STM and Merger Sub shall have performed and complied with all agreements and conditions required by this Agreement to be performed by them at or prior to the Closing; and Telecom shall have received a certificate, dated the Closing Date, of the President or a Vice President of each of STM and Merger Sub to the effect set forth in this Section 8.1.

                  8.2 ESCROW AGREEMENT; REGISTRATION RIGHTS AGREEMENT. STM shall have executed and delivered to Telecom an Escrow Agreement in the form of Exhibit B hereto and a Registration Rights Agreement in the form of Exhibit C hereto.

                  8.3 OPINION OF STM'S AND MERGER SUB'S COUNSEL. The Shareholders shall have received an opinion of Stradling, Yocca, Carlson & Rauth, a Professional Corporation, counsel for STM and Merger Sub, dated the Closing Date, substantially in the form and to the effect of Exhibit D hereto.

                  8.4 NO MATERIAL ADVERSE CHANGES. Prior to Closing there shall have been no changes in the business, properties, or operations of STM since September 30, 1997 which would have, or could reasonably be expected to have, a Material Adverse Effect.

         9. CONDITIONS TO OBLIGATIONS OF STM AND MERGER SUB. The obligations of STM and Merger Sub under this Agreement shall, at the option of STM and Merger Sub, be subject to the following conditions:

                  9.1 TELECOM'S REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. STM and Merger Sub shall have not discovered any material error, misstatement, or omission in the representations and warranties made by the Shareholders in
Section 4 hereof; provided, however, that no such representation or warranty shall be deemed materially incorrect if (i) it results from the consummation of any transactions specifically permitted or contemplated by this Agreement, (ii) it is not materially adverse and significant to the business, financial condition, or operations of Telecom taken as a whole, or (iii) its effect could not reasonably be expected to have a Material Adverse Effect, and, Telecom shall have performed and complied with all material agreements required by this Agreement to be performed or complied with by it at or prior to the Closing.

                  9.2 OPINION OF TELECOM'S COUNSEL. STM shall have received an opinion of Gambrell & Stolz, L.L.P., counsel for Telecom and the Shareholders, dated the Closing Date, substantially in the form and to the effect of Exhibit E hereto.

                  9.3 NO DAMAGE OR DESTRUCTION. Prior to Closing there shall not have occurred any casualty to any facility, property, or equipment owned or used by Telecom which is materially adverse and significant to the business, financial condition, or operations of Telecom taken as a whole.

                  9.4 CERTIFICATES. STM shall have received the following documents:

                      (a) A Certificate of Existence, as of a recent date, from the Georgia Secretary of State and a Tax Compliance Certificate from the Georgia Tax Commission;

                      (b) A certificate signed by a duly authorized officer of Telecom and dated as of the Closing Date, certifying that (i) all representations and warranties of such parties were true and correct in all material respects when made and remain true and correct in all material respects as of the Closing Date; and (ii) all of the respective covenants, agreements, obligations and conditions of such parties required to have been performed as of or prior to the Closing have been fully performed and complied with;

                      (c) A certificate signed by the Secretary of Telecom, and dated as of the Closing Date, as to the incumbency of each officer of Telecom executing this Agreement and the other agreements being delivered pursuant hereto, and certifying the effectiveness, accuracy and completeness of the copies attached to such certificate of resolutions duly adopted by Telecom's Board of Directors and its shareholders, as the case may be, authorizing the execution and delivery of this Agreement by Telecom, and the performance by Telecom of its obligations hereunder and the consummation of the transactions contemplated hereby;

                      (d) Consents to the assignment of all agreements, licenses and/or permits listed or required to be listed on Schedules 4.2 and
4.17 hereto; and

                      (e) A schedule listing the aggregate price paid by the Telecom Shareholders and received by Telecom for the shares of Telecom Stock held by the Telecom Shareholders or, if different, such Telecom Shareholders' basis in their shares.

                  9.5 NO MATERIAL ADVERSE CHANGES. There shall have been no change in the business, financial condition, or results of operations of Telecom since the date hereof which has had a Material Adverse Effect or could reasonably be expected to have a Material Adverse Effect.

                  9.6 SECURITIES COMPLIANCE. STM shall have obtained all necessary approvals to qualify the issuance of the STM Common Stock under all applicable State Blue Sky laws, or in the alternative, STM shall have determined, to the reasonable satisfaction of its legal counsel, that such issuance is exempt from the requirements under such Blue Sky laws.

                  9.7 ESCROW AGREEMENT; REGISTRATION RIGHTS AGREEMENT. Each Shareholder shall have executed and delivered to STM the Escrow Agreement, substantially in the form of Exhibit B hereto and a Registration Rights Agreement substantially in the form of Exhibit C hereto.

                  9.8 NON-DISCLOSURE AND ASSIGNMENT OF INVENTIONS AGREEMENTS. Each employee or independent contractor of Telecom with access to confidential or proprietary information shall have executed and delivered to Telecom a Non-Disclosure and Assignment of Inventions Agreement, in form accceptable to STM.

         10. MUTUAL CONDITIONS TO OBLIGATIONS OF STM, MERGER SUB AND TELECOM. The obligations of STM, Merger Sub and Telecom under this Agreement shall, at the option of any of them, be subject to the following conditions.

                  10.1 APPROVALS. STM, Merger Sub and Telecom shall have received any necessary consents to, or approvals of, the transactions contemplated by this Agreement of any governmental agencies and authorities, and such approvals and the transactions contemplated hereby shall not have been contested by any federal or state governmental authority by formal proceeding and no party hereto shall have any knowledge of the existence of any fact or the occurrence of any event forming the basis for a reasonable belief that such approvals or the transactions contemplated hereby will be contested by any federal or state governmental authority or by any other third party by formal proceeding.

                  10.2 NO LITIGATION. No material claim, action, suit, proceeding, litigation, or investigation which challenges the consummation of the transactions contemplated in this Agreement or which seeks to enjoin any of the transactions contemplated herein, shall be instituted or threatened against any party hereto by any governmental authority or by any other third party and no party hereto shall have any knowledge of the existence of any fact or the occurrence of any event forming the basis for a reasonable belief that any such claim, action, suit, proceeding, litigation, or investigation will be instituted or threatened against any party hereto.

                  10.3 NATURE OF STATEMENTS. All covenants, agreements, and statements contained herein, in any Schedule hereto or in any certificate or other instrument delivered by or on behalf of Telecom or STM and Merger Sub pursuant to this Agreement or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by Telecom or STM and Merger Sub, as the case may be.

                  10.4 POOLING LETTER. STM shall have received from KPMG Peat Marwick LLP, independent auditors, a letter confirming that the Merger shall be treated for accounting purposes as a pooling of interests.

                  10.5 TELECOM SHAREHOLDERS' APPROVAL. The Telecom Shareholders shall have approved the terms and provisions of this Agreement and of the Merger Telecom Shareholders called by Telecom or by written consent pursuant to Section
6.4 hereof in accordance with applicable provisions of the Georgia Code and the Articles of Incorporation and Bylaws of Telecom. Holders of no more than 5% of the shares of Telecom Stock outstanding shall be entitled to claim dissenters' rights under Section 14-2-1301 et seq. of the Georgia Code with respect to such shares.

         11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Except as otherwise provided in this Agreement, all representations and warranties made in this Agreement or in any certificate delivered pursuant hereto or otherwise shall survive the consummation of the transactions contemplated hereby for a period of one (1) year following the Closing and after one (1) year shall be terminated and extinguished, except insofar as the damaged party shall have asserted in writing pursuant to Section 12.4 hereof, a specific claim setting forth the specific facts and circumstances relating thereto with respect to such representations, warranties, covenants and agreements prior to the expiration of such rights, in which event the party liable shall remain liable with respect to such claim.

         12. INDEMNITY.

                  12.1 INDEMNIFICATION OF STM. Subject to the limitations contained in this section, the Shareholders (for purposes of this Section 12, the "Telecom Indemnitors") shall, jointly and severally, defend, indemnify and hold harmless STM, and its officers, directors, shareholders, employees and agents ("Affiliates") from and against any and all losses, claims, judgments, liabilities, demands, charges, suits, penalties, costs or expenses, including court costs and attorneys' fees ("Claims") with respect to or arising from (i) the breach of any warranty or any inaccuracy of any representation made by Telecom in this Agreement, or (ii) the breach of any covenant or agreement made by Telecom or the Shareholders in this Agreement.

                  12.2 LIMITATIONS. Anything to the contrary notwithstanding, STM shall not be indemnified and held harmless in respect of any Claims; (i) which are covered by insurance owned by Telecom to the extent that any net loss is reduced by such insurance; (ii) until the aggregate amount of all such Claims exceed $150,000 and then only to the extent of seventy percent (70%) of such excess; and (iii) if and to the extent that the aggregate liability of any Shareholder pursuant to this Section 12 exceeds an amount equal to the value of the STM Stock or other consideration received by such Shareholder with respect to Telecom Shares purchased from such Shareholder pursuant to this Agreement.

                  12.3 INDEMNIFICATION OF TELECOM. STM shall defend, indemnify and hold harmless Telecom, and its officers, directors, employees and agents and the Shareholders against and in respect to all Claims and Liabilities with respect to or arising from (i) breach of any warranty or any inaccuracy of any representation made by STM or Merger Sub, or (ii) breach of any covenant or agreement made by STM or Merger Sub in this Agreement. Notwithstanding the foregoing, no party to be indemnified pursuant to this Section 12.3 shall be indemnified with respect to a Claim until the aggregate amount of all such Claims exceed $150,000 and then only to the extent of such excess.

                  12.4 CLAIMS PROCEDURE. Promptly after the receipt by any indemnified party (the "Indemnitee") of notice of the commencement of any action or proceeding against such Indemnitee, such Indemnitee shall, if a claim with respect thereto is or may be made against any indemnifying party (the "Indemnifying Party") pursuant to this Section 12, give such Indemnifying Party written notice of the commencement of such action or proceeding and give such Indemnifying Party a copy of such claim and/or process and all legal pleadings in connection therewith. The failure to give such notice shall not relieve any Indemnifying Party of any of his or its indemnification obligations contained in this Section 12, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. Such Indemnifying Party shall have, upon request within sixty (60) days after receipt of such notice, but not in any event after the settlement or compromise of such claim, the right to defend, at his or its own expense and by his or its own counsel, any such matter involving the asserted liability of the Indemnitee; provided, however, that if the Indemnitee determines that, as a result of an existing or prospective business relationship between STM or any of its subsidiaries on the one hand and any other party or parties to such claim on the other hand, or as a result of other reasonable circumstances, there is a reasonable probability that a claim may materially and adversely affect him or it, other than solely as a result of money payments required to be reimbursed in full by such Indemnifying Party under this Section 12, the Indemnitee shall have the right to defend, compromise or settle such claim or suit; and, provided, further, that such settlement or compromise shall not, unless consented to in writing by such Indemnifying Party, be conclusive as to the liability of such Indemnifying Party to the Indemnitee. In any event, the Indemnitee, such Indemnifying Party and his or its counsel shall cooperate in the defense against, or compromise of, any such asserted liability, and in cases where the Indemnifying Party shall have assumed the defense, the Indemnitee shall have the right to participate in the defense of such asserted liability at the Indemnitee's own expense. In the event that such Indemnifying Party shall decline to participate in or assume the defense of such action, prior to paying or settling any claim against which such Indemnifying Party is, or may be, obligated under this Section 12 to indemnify an Indemnitee, the Indemnitee shall first supply such Indemnifying Party with a copy of a final court judgment or decree holding the Indemnitee liable on such claim or, failing such judgment or decree, the terms and conditions of the settlement or compromise of such claim. An Indemnitee's failure to supply such final court judgment or decree or the terms and conditions of a settlement or compromise to such Indemnifying Party shall not relieve such Indemnifying Party of any of his or its indemnification obligations contained in this Section 12, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. If the Indemnifying Party is defending the claim as set forth above, the Indemnifying Party shall have the right to settle the claim only with the consent of the Indemnitee; provided, however, that if the Indemnitee shall fail to consent to the settlement of such a claim by the Indemnifying Party, which settlement (i) the claimant has indicated it will accept, and (ii) includes an unconditional release of the Indemnitee and its affiliates by the claimant and imposes no material restrictions on the future activities of the Indemnitee and its affiliates, the Indemnifying Party shall have no liability with respect to any payment required to be made to such claimant in respect of such claim in excess of the proposed amount of settlement. If the Indemnitee is defending the claim as set forth above, the Indemnitee shall have the right to settle or compromise any claim against it after consultation with, but without the prior approval of, any Indemnifying Party; provided, however, that such settlement or compromise shall not, unless consented to in writing by such Indemnifying Party, be conclusive as to the liability of such Indemnifying Party to the Indemnitee.

                  12.5 TREATMENT OF INDEMNITY PAYMENTS. Any payment made to an Indemnified Person pursuant to this Section 12 or the Escrow Agreement shall be treated as a reduction in the consideration paid by STM in connection with the Merger.

                  12.6 AGREEMENT OF TELECOM INDEMNITORS. By virtue of the approval of the Merger by the shareholders of Telecom and the acceptance by the Telecom Indemnitors of the consideration payable by STM to the Telecom Indemnitors upon the Closing and consummation of the Merger as provided herein, the Telecom Indemnitors will, without the need for any further action on their part, have agreed and consented to (i) their indemnification and other obligations under this Section 12; (ii) all of the terms and conditions of the Escrow Agreement and the establishment of the Escrow pursuant to the terms and conditions of this Agreement and the Escrow Agreement to secure their indemnification obligations under this Section 12; and
(iii) the appointment of the Representative as the Telecom Indemnitors' representative for purposes of this Section 12 and the Escrow Agreement and as attorney-in-fact and agent for and on behalf of each Telecom Indemnitor, and the taking by the Representative of any and all actions and making of any decisions required or permitted to be taken or made by the Representative on their behalf under this Section 12 or the Escrow Agreement. Telecom agrees that, in connection with the solicitation of votes, proxies and/or consents of Telecom Shareholders for the approval fo the merger, Telecom will use its best efforts to ensure that each Telecom Shareholder is advised of the provisions of this Section, and agrees that the provisions of this Section 12 and the Escrow Agreement will be personally binding on each Telecom Shareholder.

         13. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval by the shareholders of Telecom and Merger Sub:

                      (a) by the mutual consent of the respective Boards of Directors of STM, Merger Sub, and Telecom;

                      (b) by the Board of Directors of STM if any condition to the obligation of STM or Merger Sub under this Agreement to be complied with or performed by Telecom at or before the Closing shall not have been complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been waived by STM;

                      (c) by the Board of Directors of Telecom if any condition to the obligation of Telecom under this Agreement to be complied with or performed by STM or Merger Sub at or before the Closing shall not have been complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been waived by Telecom; or

                      (d) by the Board of Directors of either Telecom or STM if the Closing shall not have been consummated on or before January 31, 1998.

                  Notice of such termination by any party hereto pursuant to this Section 13 shall be given as soon as practicable to the other parties hereto. In the event of a termination of this Agreement pursuant to this Section 13, this Agreement, and any further obligation of STM, Telecom and the Shareholders under this Agreement, shall terminate without any obligation or liability of any party to any other parties hereto.

         14.      DEFINITIONS.

                  14.1 CROSS REFERENCE TABLE. The following terms defined elsewhere in this Agreement in the Sections set forth below shall have the respective meanings therein defined:


                  Term                                   Definition
                  Agreement                               Preamble
                  APB No. 16                                4.31
                  Balance Sheet Date                         4.5
                  Claims and Liabilities                    12.1
                  Closing                                     3
                  Closing Date                                3
                  Contracts                                 4.14
                  Conversion Number                          2.4
                  Telecom                                 Preamble
                  Telecom Balance Sheet                      4.5
                  Telecom Convertible Security              14.2
                  Telecom Employee Options                   2.5
                  Telecom Indemnitors                       12.1
                  Telecom Rights                            4.15
                  Telecom Shareholders                    Recitals
                  Telecom Stock                           Recitals
                  Telecom Warrants                          14.2
                  Effective Time of the Merger               2.1
                  Environmental Laws                        4.29
                  ERISA                                     4.21
                  Escrow                                    2.13
                  Escrow Agreement                          2.13
                  Escrow Shares                             2.13
                  Exchange Agent                             2.7
                  Financial Statements                       4.5
                  GAAP                                       4.5
                  Indemnifying Party                        12.4
                  Indemnitee                                12.4
                  Intellectual Property                     4.15
                  Intellectual Property Contract            4.15
                  Liens                                      4.6
                  Merger                                  Recitals
                  Merger Sub                              Preamble
                  Merger Sub Common Stock                    2.3
                  Georgia Code                               2.7
                  PBGC                                      4.21
                  Shareholders                            Preamble
                  STM                                     Preamble
                  STM Common Stock                        Recitals
                  Proxy Statement                            6.6

                  SEC Filings                                5.3
                  SEC Reports                               5.10
                  Securities Act                             4.3
                  To the best knowledge of                    4
                  Tax Code                                Recitals


                  14.2 CERTAIN DEFINITIONS. The following terms shall have the following meanings:

                      (a) BUSINESS. The term "Business" shall mean the business as now operated by Telecom or as it evolves.

                      (b) GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. The term "generally accepted accounting principles" shall mean generally accepted accounting principles, as defined by the Financial Accounting Standards Board as of the date hereof.

                      (c) MATERIAL ADVERSE EFFECT. The term "Material Adverse Effect" shall mean any change in or effect on the business, operations, assets or financial condition of Telecom or STM, as applicable, which is materially adverse to such party.

                      (d) MEMBER OF THE IMMEDIATE FAMILY. The term "Member of the Immediate Family" shall mean, with respect to any individual, each spouse, parent, brother, sister or child of such individual, each trust created in whole or in part for the benefit of the aforementioned and each custodian or guardian of any property of one or more of the aforementioned.

                      (e) ORDINARY COURSE OF BUSINESS. The term "Ordinary Course of Business" shall mean the ordinary course of business consistent with past custom and practice (including, without limitation, with respect to quantity and frequency).

                      (f) SEC REPORTS. The term "SEC Reports" shall mean the STM's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q for each of the first three quarters of 1997.

         15. MISCELLANEOUS.

                  15.1 EXPENSES. Whether or not the merger is consummated, each party hereto shall pay its own expenses (including, without limitation, counsel and accounting fees and expenses) incident to the presentation and carrying out of this Agreement and the consummation of the transactions contemplated herein.

                  15.2 NOTICES. All notices, requests, consents, and other communications hereunder shall be in writing and shall be deemed to have been properly given or made on the date personally delivered or on the date mailed, by first class registered or certified mail with postage prepaid, by private nationally recognized courier service or by facsimile and confirmed, if delivered, mailed, courier or facsimile to the respective parties hereto at the following addresses:

                  If to STM or Merger Sub, to:

                  STM Wireless, Inc.
                  One Mauchly
                  Irvine, California 92618-3205
                  Attention:  Emil Youssefzadeh, President
                  FAX: (714) 753-0808

                  With a copy to:

                  Stradling, Yocca, Carlson & Rauth
                  660 Newport Center Drive, Suite 1600
                  Newport Beach, California 92660
                  Attention:  K.C. Schaaf, Esq.
                  FAX: (714) 725-4100

                  If to the Shareholders, to:

                  Jack F. Acker
                  9370 Old Southwick Pass
                  Alpharetta, Georgia  30201
                  FAX: (770) 446-5601

                  With a copy to:

                  Michael Smith, Esq.
                  Gambrell & Stolz, L.L.P.
                  Suite 1230, Northpark 400 Tower
                  1000 Abernathy Road, N.E.
                  Atlanta, Georgia 30328
                  FAX: (404) 589-3400

         Any party hereto may designate a different address by providing written notice of such new address to the other parties hereto.

                  15.3 ASSIGNMENT. This Agreement may not be assigned by Telecom without the written consent of STM.

                  15.4 SUCCESSORS BOUND. Subject to the provisions of Section 15.3, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                  15.5 CAPTIONS. The captions of the sections and paragraphs of this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  15.6 AMENDMENT. This Agreement may be amended only by an instrument in writing executed by the parties hereto.

                  15.7 ENTIRE AGREEMENT. This Agreement and the Exhibits, Schedules, certificates, and documents referred to herein constitute the entire agreement of the parties hereto, and supersede all prior understandings with respect to the subject matter hereof, and no representation or warranty not included herein has been relied upon by any party hereto.

                  15.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

                  15.9 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.

                  15.10 ATTORNEYS' FEES. In the event of any dispute, controversy, or proceeding between the parties concerning this Agreement or the transactions contemplated hereby, the prevailing party shall be entitled to receive from the other party its costs and expenses, including attorneys' fees.

                  15.11 WAIVER. All waivers hereunder must be made in writing, and failure of any party at any time to require another party's performance of any obligation under this Agreement shall not affect, limit or waive a party's right of any time to require strict performance of that obligation thereafter. Any waiver of any breach of any provision of this Agreement shall not be construed in any way as a waiver of any continuing or succeeding breach of such provision or waiver or modification of the provision.

                  15.12 SEVERABILITY. In the event any court, administrative agency or other governmental entity with appropriate jurisdiction and authority determines that any term or part of this Agreement is invalid or unenforceable, the remainder of this Agreement shall remain in full force and effect.


                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first written above.

                                    STM WIRELESS, INC., a Delaware corporation


                                    By:  _____________________________________

                                    Its: _____________________________________


                                    TELECOM ACQUISITION CORP., a Delaware
                                    corporation


                                    By:  _____________________________________

                                    Its: _____________________________________


                                    TELECOM INTERNATIONAL, INC., a Georgia
                                    corporation


                                    By:  _____________________________________

                                    Its: _____________________________________



                                    SHAREHOLDERS


                                    __________________________________________
                                    JACK F. ACKER


                                    Address:

                                    __________________________________________

                                    __________________________________________

                                    Social Security Number:



                                    __________________________________________

                                    __________________________________________
                                    MICHAEL L. BALL

                                    Address:



                                    __________________________________________
                                    __________________________________________

                                    Social Security Number:

                                    __________________________________________


                                    __________________________________________
                                    MACY W. SUMMERS

                                    Address:


                                    __________________________________________
                                    __________________________________________

                                    Social Security Number:

                                    __________________________________________




                                    __________________________________________

                                    JAMES A. KEMP

                                    Address:



                                    __________________________________________

                                    __________________________________________

                                    Social Security Number:


                                    __________________________________________

                                    __________________________________________
                                    J. FORREST MCKINNEY

                                    Address:


                                    __________________________________________
                                    __________________________________________

                                    Social Security Number:


                                    __________________________________________



                                    __________________________________________
                                    ANTHONY D. RADFORD

                                    Address:


                                    __________________________________________
                                    __________________________________________


                                    Social Security Number:

                                    __________________________________________


                                    __________________________________________
                                    MARK R. RAMBERGER

                                    Address:


                                    __________________________________________
                                    __________________________________________

                                    Social Security Number:


                                    __________________________________________

                                    __________________________________________
                                    SUSAN IFLAND

                                    Address:

                                    __________________________________________
                                    __________________________________________


                                    Social Security Number:


                                    __________________________________________



                                    __________________________________________
                                    CURTIS WALKER


                                    Address:


                                    __________________________________________
                                    __________________________________________

                                    Social Security Number:


                                    __________________________________________




                                    __________________________________________
                                    WILLIAM P. ACKER

                                    Address:


                                    __________________________________________
                                    __________________________________________

                                    Social Security Number:

                                    __________________________________________

                                    __________________________________________
                                    MAUREEN SCHNETZER

                                    Address:


                                    __________________________________________
                                    __________________________________________

                                    Social Security Number:


                                    __________________________________________



                                    __________________________________________
                                    JONATHAN CAVE

                                    Address:


                                    __________________________________________
                                    __________________________________________


                                    Social Security Number:


                                    __________________________________________



                                    __________________________________________
                                    MICHAEL TOWNER

                                    Address:


                                    __________________________________________
                                    __________________________________________

                                    Social Security Number:

                                    __________________________________________

                                    __________________________________________
                                    WILLIAM Y. O'CONNOR

                                    Address:


                                    __________________________________________
                                    __________________________________________

                                    Social Security Number:


                                    __________________________________________



                                    __________________________________________
                                    DANIEL NAREY

                                    Address:


                                    __________________________________________
                                    __________________________________________

                                    Social Security Number:


                                    __________________________________________



                                    __________________________________________
                                    MICHELLE JANICKI

                                    Address:


                                    __________________________________________
                                    __________________________________________


                                    Social Security Number:


                                    __________________________________________

                                    __________________________________________
                                    G. HARLAN CAROTHERS

                                    Address:


                                    __________________________________________
                                    __________________________________________

                                    Social Security Number:

                                    __________________________________________



                                    __________________________________________


                                    __________________________________________
                                    SMITH BARNEY INC. AS IRA CUSTODIAN FOR
                                    JAMES A. KEMP

                                    Address:


                                    __________________________________________
                                    __________________________________________

                                    Social Security Number:

                                    __________________________________________